REVISED ATTACHMENT 1
To Revised Schedule A of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).
Fees payable to the Manager pursuant to Revised Schedule A to the Investment Management Agreement shall be calculated at the following annual rates until such time as this Attachment 1 is further revised.

Fund	Rate (Average Net Assets in Millions (M) for Funds with Breakpoints)
All Assets
AZL BlackRock Capital Appreciation Fund 0.70%
All Assets
AZL Boston Company Research Growth Fund 0.70%
All Assets
AZL DFA Five-Year Global Fixed Income Fund 0.50%*
All Assets
AZL DFA Emerging Markets Core Equity Fund 0.95%*
All Assets
AZL DFA International Core Equity Fund 0.75%*
All Assets
AZL DFA U.S. Core Equity Fund 0.54%*
All Assets
AZL DFA U.S. Small Cap Fund 0.70%*
First $100M	Next $100M	Thereafter
AZL Invesco Equity and Income Fund 0.70% 0.675% 0.65%
First $100M	Thereafter
AZL Invesco Growth and Income Fund 0.675% 0.65%
All Assets
AZL Invesco International Equity Fund 0.85%
All Assets
AZL JPMorgan International Opportunities Fund 0.85%
First $100M	Thereafter
AZL JPMorgan U.S. Equity Fund 0.75% 0.70%
All Assets
AZL MetWest Total Return Bond Fund 0.55%*
First $100M	Thereafter
AZL MFS Investors Trust Fund 0.75% 0.70%
First $100M	Next $400M	Thereafter
AZL MFS Value Fund 0.75% 0.70% 0.65%
All Assets
AZL NFJ International Value Fund 0.87%
All Assets
AZL Schroder Emerging Markets Equity Fund 1.00%
All Assets
AZL T. Rowe Price Capital Appreciation Fund 0.70%
Fund	Rate (Average Net Assets in Millions (M) for Funds with Breakpoints)
All Assets
AZL Russell 1000 Growth Index Fund 0.39%**
All Assets
AZL Russell 1000 Value Index Fund 0.39%**
All Assets
AZL Wells Fargo Large Cap Growth Fund 0.70%

*The reduced rate may not be increased or terminated prior to April 30, 2017.
**Reduced rate effective May 1, 2016.
Acknowledged:
Allianz Variable Insurance Products Trust                                Allianz Investment Management LLC
By:   /s/ Jeremy Smith                                                                                                  By:  /s/ Brian Muench
Name:  Jeremy Smith                                                                                                  Name: Brian Muench
Title:   Vice President, Investments                                                      Title: President

Updated:  11/01/2015